                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-35919) pertaining to the Cell Therapeutics, Inc. 1994 Equity Incentive Plan and the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan, Forms S-3 (Nos. 333-93835, 333-33268, 333-033872), and related
Prospectuses of our report dated February 25, 2000 with respect to the consolidated financial statements of Cell Therapeutics, Inc. included in its Annual Report (Form 10-K/A-2) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP

Seattle, Washington
September 8, 2000